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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Primus Telecommunications Group, Incorporated (the "Company") on Form S-8 (Nos. 333-35005, 333-56557, and 333-73003) and Form S-3 No. 333-89539 of our report dated February 10, 2000, except for Note 17 as to which the date is March 13, 2000, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP
McLean, Virginia
March 30, 2000